UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2018

FSB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37831	81-2509654
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 223-9080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 25, 2018, FSB Bancorp, Inc. (the "Company") and the Audit Committee of the Board of Directors met with management and its independent registered public accounting firm, Bonadio & Co., LLP ("Bonadio") and determined that the audited consolidated financial statements for the years ended December 31, 2017 and 2016 and the interim unaudited consolidated financial statements for the three months ended March 31, 2018 and 2017, for the three and six months ended June 30, 2017 and for the three and nine months ended September 30, 2017 (the "Restatement Periods"), because of an error in such financial statements as detailed below, can no longer be relied upon. In addition, any previously issued earnings press releases by the Company containing financial information for the Restatement Periods should not be relied upon. The Audit Committee discussed the matters described below with Bonadio.

Effective for the 2015 tax year, New York state tax law was amended and allowed the Company to become eligible to recapture a portion of the special additional mortgage recording tax paid on mortgages and elected to have the overpayment of tax refunded for the years ended December 31, 2015 through December 31, 2017 and the first quarter ended March 31, 2018 rather than used as a credit carryforward. As part of a review of the Company's 2015 state tax return by the New York State Department of Taxation and Finance, management became aware that the Company had been incorrectly claiming a tax credit for residential mortgages on property located in Erie County, the Company's second largest county for mortgage originations. Pursuant to New York State Department of Taxation and Finance rules, no tax credit will be allowed for payment of the special additional mortgage recording tax with respect to a mortgage of real property located in Erie County and the mortgage was recorded after 1987.

On July 25, 2018, upon the recommendation of management, the Audit Committee of the Company determined that the effect of reversing the tax credit for the Restatement Periods is a material change to net income, income tax expense and the mortgage fees and taxes item under other income in the Consolidated Statements of Income for the Restatement Periods. The Company estimates that the cumulative effect of the restatement beginning in the fourth quarter of 2016 through the first quarter of 2018 is a reduction in income before tax of $266,000 and net income after tax of $178,000.  In April 2018, the Company terminated its relationship with its corporate tax services provider.

The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2017 to restate its audited consolidated financial statements for the years ended December 31, 2017 and 2016. In addition, a note to such financial statements will show the effect of the tax reversal on other assets, net income, income tax expense and the mortgage fees and taxes item under other income for each of the unaudited interim periods during 2017.  The Company also intends to file an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 to restate its unaudited consolidated financial statements for the quarters ended March 31, 2018 and 2017. The Company cannot estimate at this time when the restatements will be complete, but will file the described amendments as soon as reasonably practical. The Company may not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 by the August 14, 2018 deadline.

Forward Looking Statements

Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Such forward-looking statements are subject to risk and uncertainties described in our SEC filings, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, changes in interest rate environment, changes in economic conditions, legislative and regulatory changes that adversely affect the business of the Company and Fairport Savings Bank, and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

                                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB BANCORP, INC.
DATE: July 30, 2018	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
President and Chief Executive Officer